STERLING MINING CLOSES US$1.8 MILLION FINANCING

Wallace, ID -- Sterling Mining Company (TSX:SMQ/OTCBB:SRLM/FSE:SMX) announces that it has closed an equity financing of US$1.8 million by way of non-brokered private placement. The placement will consisted of 741,164 units at US$2.40 per unit.

Each unit will be comprised of one common share, a one-half common share purchase “A” warrant, and a one-half common share purchase “B” warrant. Each whole share purchase “A” warrant is exercisable for one common share at $3.40 per share for 18 months from the date of closing. Each whole share purchase “B” warrant is exercisable for one common share at $4.10 per share for 36 months from the date of closing. Sterling Mining agreed to file a registration statement in the United States under the Securities Act of 1933 to register for resale the shares of common stock, including common stock underlying the warrants, issued in the private placement.

The portion of the placement sold in the United Stated was made to institutional and accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933. Securities sold in the placement have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

As previously stated, the Company intends to use proceeds from the financing to purchase underground diesel equipment, accelerate exploration activities and for general working capital.

About Sterling Mining Company

Sterling Mining controls the Sunshine Mine, which began initial production in December 2007, and related exploration lands in the prolific Silver Valley of northern Idaho. The Company also holds several silver properties in Mexico, including the Barones Tailings Project in the Zacatecas Silver District. Shares of Sterling Mining Company trade on the TSX under the symbol “SMQ”, on the OTCBB under the symbol “SLRM”, and also on the Frankfurt Stock Exchange under the trading symbol “SMX”.

FOR FURTHER INFORMATION, visit the Company’s website at www.SterlingMining.com or contact:

Sterling Mining Company www.SterlingMining.com Raymond De Motte, President or Monique Hayes, Marketing/Communications Tel: (208) 699-6097	CHF Investor Relations www.chfir.com Alison Tullis, Account Manager Tel: (416) 868-1079 x233 alison@chfir.com

To receive Sterling news via email, please email sarah@chfir.com and specify “SMQ news” in the subject line.

Cautionary Language and Forward Looking Statements
This press release may contain “forward-looking statements”, which are subject to various risks and uncertainties that could cause actual results and future events to differ materially from those expressed or implied by such statements. Investors are cautioned that such statements are not guarantees of future performance and results. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure documents filed from time to time with the Canadian securities authorities

This press release does not constitute an offer to sell or a solicitation to buy securities, and contains forward-looking statements regarding the Company within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on assumptions that the Company believes are reasonable but that are subject to uncertainties and business risks. Actual results relating to any and all of these subjects may differ materially from expected results. Factors that could cause results to differ materially include economic and political events, the ability to raise capital in the financial markets, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and subsequent 10-Q and 8-K filings.